IMMEDIATE RELEASE

TOWNSQUARE MEDIA ANNOUNCES PRICING OF $550 MILLION SENIOR SECURED NOTES OFFERING

Purchase, NY - December 16, 2020 - Townsquare Media, Inc. (NYSE: TSQ) (the “Company”) today announced that it has priced an offering of $550.0 million in aggregate principal amount of its 6.875% senior secured notes due 2026 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will bear interest semi-annually at a rate equal to 6.875% per annum and were offered at par value.

The Notes will be senior secured obligations of the Company and will be guaranteed on a senior secured basis by certain of the Company’s direct and indirect wholly-owned subsidiaries. The closing of the offering is anticipated to take place on or about January 6, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering, together with cash on hand, to repay the Company’s existing senior secured credit facilities, to redeem all of the Company’s outstanding 6.500% senior notes due 2023, and to pay the premium, fees and expenses related thereto. The Company also intends to terminate its existing senior secured credit facilities, including its existing revolving credit facility.

The Notes and related guarantees will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any of the foregoing securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Townsquare Media, Inc.

Townsquare is a community-focused digital media, digital marketing solutions and radio company focused outside the Top 50 markets in the U.S. Our assets include Townsquare Interactive, a digital marketing services subscription business providing web sites, search engine optimization, social platforms and online reputation management for approximately 21,900 SMBs; Townsquare IGNITE, a proprietary digital programmatic advertising technology with an in-house demand and data management platform; and Townsquare Media, our portfolio of 322 local terrestrial radio stations in 67 cities with corresponding local news and entertainment websites and apps including legendary brands such as WYRK.com, WJON.com, and NJ101.5.com along with a network of national music brands including XXLmag.com, TasteofCountry.com, UltimateClassicRock.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. The forward-looking statements contained in this press release include, but are not limited to, statements related to the Company’s intention to issue and sell the Notes, the consummation of the Notes offering and the Company’s use of the net proceeds therefrom. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. See “Risk Factors” and “Forward-Looking Statements” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (“SEC”) on June 9, 2020, and subsequent filings with the SEC, for a discussion of factors that could cause the Company’s actual results to differ from those expressed or implied by forward-looking statements. The Company assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations

Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com
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